EXHIBIT 10.11

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

This SECOND AMENDMENT (this “Second Amendment”) to the Employment Agreement, made and entered into by and between Adelphia Communications Corporation, a Delaware corporation (together with its successors and assigns, the “Company”), and Vanessa Wittman (the “Executive”) is effective as of the 11th day of October, 2006 (the “Effective Date”).

WHEREAS, the Executive and the Company entered into that certain Employment Agreement dated May 8, 2003, as amended on May 31, 2006 (together, the “Employment Agreement”);

WHEREAS, on September 21, 2006, the United States Bankruptcy Court for the Southern District of New York, such court having jurisdiction over the chapter 11 cases currently pending with respect to the Company and those of its affiliates that are debtors and debtors in possession under Chapter 11 of the Bankruptcy Code whose cases are jointly administered under case number 02-41729 (REG) (the “Debtors”), issued an order (the “Order”) authorizing and approving the implementation of the Debtors’ extended post-closing incentive plan for the Executive, including certain amendments to the Employment Agreement; and

WHEREAS, the Company and the Executive now desire to amend the Employment Agreement in accordance with the Order.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties do hereby amend the Employment Agreement as follows, effective as of the Effective Date:

1.     Effective August 1, 2006, Executive’s annual Base Salary shall be $2,359,800 to be paid in bi-weekly installments (net of any amounts required to be withheld under applicable federal, state or local income tax laws).

2.     The following shall be added to the end of Section 1(i) of the Employment Agreement:

“For purposes of this Agreement, voluntary termination by Executive pursuant to the Effective Date Termination provision of the Extended EVP Post Close Incentive Program shall be deemed to be a termination by the Executive for Good Reason.”

3.     The following definitions shall be added to Section 1 of the Employment Agreement:

“Debtors” shall mean the Company and those of its affiliates that are debtors and debtors in possession under Chapter 11 of the Bankruptcy Code whose cases are jointly administered under case number 02-41729 (REG).

“Extended EVP Post Close Incentive Program” shall mean that certain Extended EVP Post Close Incentive Program, as adopted and approved by the United States Bankruptcy Court for the Southern District of New York on September 21, 2006.

“Effective Date Termination” shall have the meaning ascribed to such term in the Extended EVP Post Close Incentive Program.

4.     Defined terms used herein and not otherwise defined in this Second Amendment shall have the same meaning ascribed to them in the Employment Agreement.

5.     Except as amended and modified hereby, the terms of the Employment Agreement shall remain in full force and effect, provided that such terms shall not impair Executive’s rights and benefits under the Extended EVP Post Close Incentive Program.

6.     THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES TO THE EXTENT SUCH LAWS ARE NOT PREEMPTED BY FEDERAL BANKRUPTCY LAW.

The parties hereby (i) submit to the exclusive jurisdiction of the courts of the State of Colorado and the U.S. federal courts sitting in Colorado, provided that until the consummation of the Plan, the Bankruptcy Court shall have exclusive jurisdiction for any action or proceeding relating to this Second Amendment, (ii) consent that any such action or proceeding may be brought in any such venue, (iii) waive any objection that any such action or proceeding, if brought in any such venue, was brought in any inconvenient forum and agree not to claim the same, (iv) agree that any judgment in any such action or proceeding may be enforced in other jurisdictions, (v) consent to service of process at the address set forth in Section 22 of the Employment Agreement (or to such other addresses as Party may designate by notice to the other Party), and (vi) to the extent applicable, waive their respective rights to a jury trial of any claim or cause of action based on or arising out of this Second Amendment or any dealings between them relating to the subject matter of this Second Amendment.

7.     This Second Amendment may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have entered into the Second Amendment to the Employment Agreement as of the day and year first written above.

VANESSA WITTMAN

/s/ Vanessa Wittman

ADELPHIA COMMUNICATIONS CORPORATION

/s/ Jerry Rybin
By: Jerry Rybin
Title: VP — Human Resources